EXHIBIT 23.3






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Tompkins Trustco, Inc., of our report dated January 22, 1999 relating to the financial statements of Letchworth Independent Bancshares Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP


Buffalo, New York
November 1, 1999